UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2011

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CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of CryoLife, Inc. (the “Company”) approved certain modifications of the Company’s compensation arrangements with Albert E. Heacox, Ph.D., Senior Vice President, Research and Development, in connection with his retirement from the Company.  Dr. Heacox’s retirement from the Company, which will be effective December 31, 2011, was previously announced on a Current Report on Form 8-K filed by the Company on November 9, 2011.

The modifications to Dr. Heacox’s compensation arrangements are as follows:

•
With respect to a restricted stock award of 7,500 shares that was granted on February 16, 2009, the terms of which provide that vesting is dependent on employment at the time of vesting, the Committee accelerated the vesting of the award from February 16, 2012 to December 31, 2011.  The remaining unvested shares of restricted stock held by Dr. Heacox will expire in accordance with their terms on December 31, 2011; and

•	With respect to Dr. Heacox’s unused vacation time, the Committee approved the payment of 92 hours of vacation time for an aggregate payment of $12,828.48.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: December 21, 2011	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer